Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Dividend Advantage Municipal Fund
33-76461, 811-09297


The annual meeting of shareholders was held on July
28, 2009. The meeting was subsequently adjourned to September 1, 2009 and October 13, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results are as follows:

Common and MuniPreferred
shares voting together as a class
MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below
investment grade securities.


   For
           19,459,793
                    4,867
   Against
             1,129,444
                       482
   Abstain
                626,016
                       280
   Broker Non-Votes
             5,740,623
                    1,401
      Total
           26,955,876
                    7,030



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
           19,543,191
                    4,910
   Against
             1,041,082
                       435
   Abstain
                630,980
                       284
   Broker Non-Votes
             5,740,623
                    1,401
      Total
           26,955,876
                    7,030

Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014927.